                                                               EXHIBIT (9)(a)(i)
                                                        DATED: DECEMBER 16, 1996

                                   SCHEDULE A
                         TO THE ADMINISTRATION AGREEMENT
                    BETWEEN THE PARKSTONE GROUP OF FUNDS AND
                     BISYS FUND SERVICES LIMITED PARTNERSHIP
               (FORMERLY THE WINSBURY COMPANY LIMITED PARTNERSHIP)
                              DATED JANUARY 1, 1995


      NAME OF FUND                                            COMPENSATION*                              DATE
      ------------                                            -------------                              ----
U.S. Government Obligations Fund, Prime              Annual rate of twenty one-hundredths          January 1, 1995
Obligations Fund, Tax-Free Fund, Mid                 of one percent (.20%) of each such
Capitalization Fund (formerly known as the           Fund's average daily net assets
Equity Fund), Small Capitalization Fund,
Equity Income Fund (formerly known as the
High Income Equity Fund), Bond Fund,
Limited Maturity Bond Fund, Intermediate
Government Obligations Fund, Municipal
Bond Fund, Michigan Municipal Bond Fund,
Balanced Allocation Fund (formerly known
as the Balanced Fund), Government Income
Fund, International Discovery Fund,
Municipal Investor Fund and Treasury Fund

Parkstone Emerging Markets Fund                      Annual rate of twenty one-hundredths          February 10, 1995
                                                     of one percent (.20%) of such Fund's
                                                     average daily net assets

Parkstone Large Capitalization Fund                  Annual rate of twenty one-hundredths          November 8, 1995
                                                     of one percent (.20%) of such Fund's
                                                     average daily net assets

Parkstone Conservative Allocation Fund               Annual rate of twenty one-hundredths          December 16, 1996
and Aggressive Allocation Fund                       of one percent (.20%) of each such
                                                     Fund's average daily net assets


                             THE PARKSTONE GROUP OF FUNDS

                             By: /s/ Scott A. Englehart
                                 -----------------------------------------------
                                     Scott A. Englehart
                                     President

                             BISYS FUND SERVICES LIMITED PARTNERSHIP
                             (formerly The Winsbury Company Limited Partnership)

                             By:      BISYS FUND SERVICES, INC.
                                      General Partner

                             By: /s/ Stephen G. Mintos
                                 -----------------------------------------------
                                     Stephen G. Mintos
                                     Executive Vice President

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 *  All fees are computed daily and paid periodically.